                                                                   EXHIBIT 3.(I)



                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                             LONGHORN STEAKS, INC.

     The undersigned corporation, for the purpose of amending its Articles of Incorporation, and in accordance with the provisions of the Georgia Business Corporation Code hereby sets forth:

                                       I.

     The name of the corporation is Longhorn Steaks, Inc.

                                      II.

     The following amendment to the Articles of Incorporation was approved and adopted by the board of directors of the corporation on December 21, 1996:

     The Articles of Incorporation of the corporation are amended by striking therefrom Article One thereof and by substituting therefor a new Article One to read as follows:

     THE NAME OF THE CORPORATION IS RARE HOSPITALITY INTERNATIONAL, INC.

                                      III.

     This amendment to the Articles of Incorporation was adopted by the board of directors without shareholder action. Shareholder action was not required.

     IN WITNESS WHEREOF, the corporation has caused this document to be executed in its name by its Chief Financial Officer this 8th day of January, 1997.

                                        Longhorn Steaks, Inc.



                                        By: /s/ Anne D. Huemme
                                            -----------------------------
                                            Anne D. Huemme
                                            Chief Financial Officer

                             CERTIFICATE OF MERGER
                                       OF
                       LONGHORN STEAKS OF TENNESSEE, INC.
                                 WITH AND INTO
                             LONGHORN STEAKS, INC.



                                       I.

     Longhorn Steaks of Tennessee, Inc. (the "Subsidiary"), a Tennessee Corporation and wholly-owned subsidiary of Longhorn Steaks, Inc., a Georgia Corporation, is hereby merged with and into Longhorn Steaks, Inc. pursuant to
Section 48-21-104 of the Tennessee Business Corporation Act and Section 14-2-1104 of the Georgia Business Corporation Code with Longhorn Steaks, Inc. to survive the merger (the "Surviving Corporation").


                                      II.

     The Certificate of Incorporation of the Surviving Corporation shall not be amended in connection with this merger.


                                      III.

     The executed Plan of Merger is on file at 8215 Roswell Road, Building 200, Suite 200, Atlanta, Georgia 30350, the principal place of business of the Surviving Corporation.


                                      IV.

     A copy of the Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any shareholder of the Subsidiary or of the Surviving Corporation.


                                       V.

     Pursuant to Section 48-21-104 of the Tennessee Business Corporation Act and
Section 14-2-1104 of the Georgia Business Corporation Code, shareholder approval of the Plan of Merger was not required.


                                      VI.

     The merger shall be effective on January 1, 1993.

     IN WITNESS WHEREOF, the undersigned, constituting the duly authorized officers of Longhorn Steaks, Inc. and Longhorn Steaks of Tennessee, Inc., do hereby execute this Certificate of Merger this 30th day of December, 1992.

                           SURVIVING CORPORATION:

                           LONGHORN STEAKS, INC.


                           By: /s/ Ronald W. San Martin
                               ------------------------------------------------
                               Ronald W. San Martin, Chief Financial Officer




                           SUBSIDIARY:

                           LONGHORN STEAKS OF TENNESSEE, INC.


                           By: /s/ Ronald W. San Martin
                               ------------------------------------------------
                               Ronald W. San Martin, Chief Financial Officer

             OFFICER'S CERTIFICATE PURSUANT TO SECTION 14-2-1105(a)
                    OF THE GEORGIA BUSINESS CORPORATION CODE


     Pursuant to the provisions of Section 14-2-1105.1(a) of the Georgia Business Corporation Code, the undersigned, an officer of Longhorn Steaks, Inc., hereby certifies that the request for publication of a Notice of Intent to File Articles or a Certificate of Merger and payment therefore have been made as required by Section 14-2-1105.1(b).

     The undersigned duly authorized officer of Longhorn Steaks, Inc. has caused this Certificate to be executed as of the date below written.


Date: 12/30/92          By:  Ronald W. San Martin
---------------              ------------------------------------------------
                             Ronald W. San Martin, Chief Financial Officer

                             CERTIFICATE OF MERGER
                                       OF
                              SUPERIOR MEATS, LTD.
                                 WITH AND INTO
                             LONGHORN STEAKS, INC.

     The undersigned corporation organized and existing under and by virtue of the provisions of the Georgia Business Corporation Code, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:


     NAME                        STATE OF INCORPORATION
     ----                        ----------------------

     LONGHORN STEAKS, INC.              Georgia

     SUPERIOR MEATS, LTD.               Georgia

     SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of the Georgia Business Corporation Code. The merger has been duly approved by the Board of Directors of Longhorn Steaks, Inc. and Superior Meats, Ltd. and the shareholders of Superior Meats, Ltd. No shareholder approval was required by Longhorn Steaks, Inc. in accordance with the requirements of the Georgia Business Corporation Code Section 14-2-1105(b)(5).

     THIRD: That the name of the surviving corporation of the merger is Longhorn Steaks, Inc.

     FOURTH: That an executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation located at 8215 Roswell Road, Building 200, Suite 200, Atlanta, Georgia 30350.

     FIFTH: That a copy of the Agreement and Plan of Merger will be furnished by Longhorn Steaks, Inc., on request and without cost, to any Shareholder of Longhorn Steaks, Inc., or Superior Meats, Ltd.

     Dated:  March __, 1992.

                                          LONGHORN STEAKS, INC.


                                          By: /s/ Ronald W. San Martin
                                              -------------------------------
                                              Name:   Ronald W. San Martin
                                              Title:  Secretary

                     CERTIFICATE OF REQUEST FOR PUBLICATION
                       PURSUANT TO SECTION 14-2-1105.1(a)
                     THE GEORGIA BUSINESS CORPORATION CODE



     Pursuant to the provisions of Section 14-2-1105.1(a) of the Georgia Business Corporation Code, the undersigned Secretary of Longhorn Steaks, Inc., a Georgia Corporation (the "Corporation"), hereby verifies that the request for publication of a notice of intent to file a Certificate of Merger in connection with the proposed merger (the "Merger") of Superior Meats, Ltd., a Georgia corporation, with and into the Corporation has been mailed. The name of the surviving corporation in the Merger will be Longhorn Steaks, Inc. Payment for said publication has been made as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

     The undersigned has caused this certificate to be duly executed this ___ day of March, 1992.

                                        By: /s/ Ronald W. San Martin
                                            ---------------------------------
                                            Ronald W. San Martin, Secretary

                           CERTIFICATE OF RESTATEMENT


     Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, Contemporary Restaurant Concepts, Ltd., a Georgia corporation (the "Corporation") hereby certifies that:

                                      ONE

     The name of the corporation is Contemporary Restaurant Concepts, Ltd.

                                      TWO

     On February 13, 1992, Amended and Restated Articles of Incorporation of the Corporation (the "Restatement") were duly adopted by the Board of Directors of the Corporation.

                                     THREE

     The Restatement contains an amendment to the Articles of Incorporation requiring shareholder approval (the "Amendment").

                                      FOUR

     On February 13, 1992, the shareholders of the Corporation duly approved the entirety of the Restatement including the Amendment pursuant to Section 14-2-1003 of the Georgia Business Corporation Code.

                                      FIVE

     The Restatement supersedes the original Articles of Incorporation and all amendments to them.


     IN WITNESS WHEREOF, Contemporary Restaurant Concepts, Ltd. has caused this Certificate of Restatement to be executed by its duly authorized officer on this 13th day of February, 1992.


                                          CONTEMPORARY RESTAURANT CONCEPTS, LTD.


                                          By: /s/ George W. McKerrow, Jr.
                                              ------------------------------
                                              George W. McKerrow, Jr.
                                              President

                            ARTICLES OF RESTATEMENT
                                       OF
                     CONTEMPORARY RESTAURANT CONCEPTS, LTD.



                                      ONE

     The name of the corporation is Contemporary Restaurant Concepts, Ltd.

                                      TWO

     The original Articles of Incorporation and all amendments thereto are hereby amended and restated in their entirety.

                                     THREE

     The Amended and Restated Articles of Incorporation attached hereto as Exhibit "A" are hereby inserted as the new Articles of Incorporation.

                                      FOUR

     The Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

     IN WITNESS WHEREOF, Contemporary Restaurant Concepts, Ltd. has caused these Articles of Restatement to be executed by its duly authorized officer, on this 13th day of February, 1992.


                                          CONTEMPORARY RESTAURANT CONCEPTS, LTD.


                                          By: /s/ George W. McKerrow, Jr.
                                              --------------------------------
                                              George W. McKerrow, Jr.
                                              President

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             LONGHORN STEAKS, INC.



                                  ARTICLE ONE

                                      Name

     The name of the corporation is Longhorn Steaks, Inc.

                                  ARTICLE TWO

                               Perpetual Duration

     The corporation shall have perpetual duration.

                                 ARTICLE THREE

                                    Purpose

     The corporation is organized for the purpose of engaging in any lawful business.
                                  ARTICLE FOUR

                               Authorized Shares

     The corporation shall have authority to be exercised by the Board of Directors to issue not more than 25,000,000 shares of common stock, no par value, and not more than 10,000,000 shares of preferred stock, no par value. The shares of common stock shall have unlimited voting rights and shall be entitled to receive the net assets of the corporation upon dissolution. Subject to the provisions of these Amended and Restated Articles of Incorporation and to the provisions of the Georgia Business Corporation Code, the Board of Directors may determine (a) the preferences, limitations, and relative rights of any class of shares prior to the issuance of any shares of that class and (b) the preferences, limitations, and relative rights of one or more series within a class and may designate the number of shares within that series prior to the issuance of any shares of that series.

                                  ARTICLE FIVE

                                Preemptive Right

     The holders of the corporation's shares do not have a preemptive right to acquire the corporation's unissued or treasury shares.

                                  ARTICLE SIX

                        Limitation of Director Liability

     6.1 A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit.

     6.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

     6.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code.

     6.4 In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                 ARTICLE SEVEN

                          Constituency Considerations

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

                                 ARTICLE EIGHT

                                   Directors

     8.1 The number of directors of the corporation shall not be less than three (3) nor more than eleven (11), the precise number to be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes, each consisting, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first election of directors occurring following the date of approval of these Amended and Restated Articles of Incorporation by the shareholders of the corporation, the first class of directors (Class 1) shall be elected for a term expiring upon the next following annual meeting of shareholders and upon the election and qualification of their respective successors, the second class of directors (Class 2) shall be elected for a term expiring upon the second next annual meeting of shareholders and upon the election and qualification of their respective successors, and the third class of directors (Class 3) shall be elected for a term expiring upon the third next annual meeting of shareholders and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for a three-year term. Except as provided in paragraph 8.4 of this Article Eight, a director shall be elected by the affirmative vote of a majority of the shares represented at the meeting of shareholders at which the director stands for election and entitled to elect such director.

     8.2 The number of directors may be increased or decreased from time to time as provided by the bylaws of the corporation and in the Amended and Restated Articles of Incorporation; provided, however, that the total number of directors at any time shall not be less than three (3); and provided further, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event that preferred stock of the corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, the number of directors may be increased in accordance with the terms of the preferred stock. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible; provided, however, that there shall be no classification of additional directors elected by the Board until the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

     8.3 The entire Board of Directors or any individual director may be removed from the office but only for cause and only by the affirmative vote of at least 75% of all classes of stock of the corporation entitled to vote in the election of such director or directors, considered for purposes of this Section as one class. Notwithstanding the foregoing, in the event that preferred stock of the corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, any individual director elected by the preferred shareholders may be removed only by the holders of the outstanding shares of the preferred stock in accordance with the terms of the preferred stock as provided therein. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

     8.4 A vacancy occurring on the Board of Directors, other than by reason of removal of a director by the shareholders but including vacancies arising from resignation, death or through an increase in the number of directors, may be filled, until the next election of directors by the shareholders, by the affirmative vote of at least two thirds (2/3) of the total number of directors then remaining in office, though they constitute less than a quorum of the Board of Directors.

                                  ARTICLE NINE

                 Special Meetings and Actions Without a Meeting

     9.1 The shareholders of the corporation shall not have the right to call a special meeting of shareholders, including but not limited to, a special meeting in lieu of the annual meeting of shareholders.

     9.2 Action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all shareholders and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE TEN

                            Certain ByLaw Amendments

     10.1 Subject to the other provisions of this Article, the Board of Directors of the corporation shall have the power to alter, amend or repeal the bylaws of the corporation or to adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed or new bylaws may be adopted by the shareholders of the corporation. The shareholders may prescribe, by so expressing in the action that they take in adopting or amending, that any bylaws so adopted or amended by them shall not be altered, amended or repealed by the Board of Directors.

     10.2 Notwithstanding the foregoing and anything contained in these Amended and Restated Articles of Incorporation or the bylaws of the corporation to the contrary, any alteration, amendment or repeal of any provision of the bylaws of the corporation, or adoption of new bylaws, as applicable, containing any provision inconsistent in any manner with the provisions contained in Articles SIX, SEVEN, EIGHT, NINE AND TEN of these Amended and Restated Articles of Incorporation or Sections 2.3, 2.12, 3.2, 3.3, 3.4, 9.1 through 9.18 and 12.1 of the bylaws of the corporation, shall be effected only by that procedure required under Georgia law for amendment of articles of incorporation.

     IN WITNESS WHEREOF, Longhorn Steaks, Inc. executes these Amended and Restated Articles of Incorporation by its duly authorized officer on this 13th day of February, 1992.



                                           /s/ George W. McKerrow, Jr.
                                           ---------------------------
                                           George W. McKerrow, Jr.
                                           President

                     CERTIFICATE OF REQUEST FOR PUBLICATION
                       PURSUANT TO SECTION 14-2-1006.1(a)
                     THE GEORGIA BUSINESS CORPORATION CODE


     Pursuant to the provisions of Section 14-2-1006.1(a) of the Georgia Business Corporation Code, the undersigned, an officer of Contemporary Restaurant Concepts, Ltd. (the "Corporation"), hereby verifies that the request for publication of a notice of intent to file Articles of Restatement to change the name of the corporation to Longhorn Steaks, Inc., and payment therefor, have been made as required by Section 14-2-1006.1(b).

     The undersigned officer has caused this certificate to be duly executed this 13th day of February, 1992.


                                   By: /s/ Ronald W. San Martin
                                       -------------------------------
                                       Ronald W. San Martin, Secretary